EXHIBIT 99.1

Catalytica Energy Systems Announces Sale of Diesel Fuel Processing Technology and Related Assets

TEMPE, AZ, Oct 26, 2006 (MARKET WIRE via COMTEX News Network) — Catalytica Energy Systems, Inc. (NASDAQ: CESI) announced today that it has completed a sale of its diesel fuel processing technology and associated business assets to Eaton Corporation.

Under the terms of the Asset Purchase Agreement, Catalytica Energy Systems received $2.4 million in gross cash proceeds from the sale in exchange for the assignment and license of intellectual property relating to its diesel fuel processing system and the transfer of certain assets. In addition, Eaton paid the Company an additional $700,000 in connection with the sale and related expenses. Also in connection with the sale, Catalytica Energy Systems incurred total sales commissions and related closing costs of approximately $300,000. Effective immediately, Eaton’s Truck Group is assuming the lease of Catalytica Energy Systems’ Mountain View, California research and development facility, and is hiring many of the Company’s California-based employees to complement its product development activities.

This sale marks Catalytica Energy Systems’ exit from the diesel emissions control business, and further advances the Company’s initiatives to divest of certain businesses, assets and technologies, and maintain financial viability by reducing costs.

Rob Zack, president and CEO of Catalytica Energy Systems, stated, “Completing this sale further strengthens our balance sheet, reduces significantly our cash consumption, mitigates our technology risk, and positions us to become a stronger, self-sustaining company with our SCR catalyst and management services business serving as a solid foundation for growth. We concluded that the value of our diesel technology could be more successfully harvested by an organization with greater financial resources, integration and commercial experience in the diesel industry. This sale will enable us to redeploy our resources on commercial opportunities yielding greater near-term revenue streams and return on investment.

“Closing this sale also completes our transition over the past year from a technology-focused research and development organization to a customer-focused, commercial SCR services business. As a result of the actions taken over the past year to restructure our operations and reduce overhead, Catalytica Energy Systems has emerged on stable financial footing and in a strong position to drive the business commercially, deliver improved financial performance, achieve long-term sustainability, and positively impact shareholder value. In addition to growing our SCR-Tech business, we will continue to explore new opportunities and strategic transactions that could further expand our portfolio of commercial product and service offerings and generate increased value in the business.”

In the first half of 2006, revenues from SCR catalyst and management services grew to $3.9 million, a 325% increase over the first half of 2005. SCR-Tech’s solid backlog of firm orders totaling $3.8 million at July 31, 2006, combined with an active sales pipeline, positions Catalytica Energy Systems to meet its full-year target for revenues in the range of $6.0 to $7.0 million.

Catalytica Energy Systems provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the effect of a sale of Catalytica Energy Systems’ diesel business assets on the Company’s initiatives; the Company’s belief that divestiture of its diesel business assets and redeployment of its capital and resources offer the greatest potential return on investment and will enable the Company to maintain financial viability; the Company’s beliefs regarding the effect of the transaction on the Company’s balance sheet, cash consumption, technology risk profile and financial position; Catalytica Energy Systems’ beliefs that its SCR catalyst and management services business offers a solid foundation for growth and that its restructuring activities strengthens the Company’s ability to drive the business commercially, deliver improved financial performance, achieve long-term sustainability and positively impact shareholder value; the potential for the Company to pursue future opportunities and strategic transactions, and the effect of any such opportunities and transactions on the value of the Company; the growing market opportunities for SCR catalyst and management services and the Company’s ability to secure new order prospects; the Company’s financial outlook, including the prospects for revenue growth and the Company’s ability to meet its 2006 revenue target. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company’s overall strategic objectives; the ability of the Company to strengthen its balance sheet, improve sustainability, and build additional value in its business; possible fluctuations in economic conditions affecting the markets for the Company’s products and services; the risk that a market may not develop or be maintained for the Company’s products and services; the existence of unanticipated technical, commercial or other setbacks related to the Company’s product and service offerings that could result in termination of one or more of its customer contracts; unanticipated events that could impact the Company’s ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech’s sales and marketing activities or in executing SCR-Tech’s business strategy; changes in the environmental requirements relating to certain emissions; the uncertainty of marketing, project development and installation timelines and regulatory review outcomes; the possibility that the Company may be unable to maintain current or develop future customer and strategic relationships for its products and services, including with utility customers, which could negatively and adversely impact our business or results of operations; and the other risks set forth in the Company’s most recent Form 10-K and subsequent Forms 10-QSB filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

CONTACT:

Megan Meloni

Investor Relations

(650) 631-2847

SOURCE: Catalytica Energy Systems, Inc.